EXHIBIT 99.1

Contacts:
URS Corporation	Sard Verbinnen & Co
Sam Ramraj	Hugh Burns/Jamie Tully/Briana Kelly
Vice President, Investor Relations	(212) 687-8080
(415) 774-2700

URS CORPORATION REPORTS SECOND QUARTER 2010 RESULTS

Strong Infrastructure and Federal Sector Revenues Offset Continuing Weakness in Power
and Industrial & Commercial Sector Revenues

Company Reaffirms Fiscal 2010 Guidance

SAN FRANCISCO, CA – August 10, 2010 – URS Corporation (NYSE: URS) today reported its financial results for the second quarter of fiscal 2010, which ended on July 2, 2010.  Revenues for the quarter were $2.25 billion, compared with $2.30 billion recorded during the second quarter of 2009.  URS' net income was $61.9 million and diluted earnings per share (“EPS”) were $0.76 in the second quarter of 2010.  URS’ results for the second quarter of fiscal 2010 include $4.1 million in expenses related to the proposed acquisition of Scott Wilson Group plc, or $0.04 cents per share on an after-tax basis, applying the Company's United Kingdom effective tax rate of 28%.

For the second quarter of fiscal 2009, URS reported net income of $95.1 million and EPS of $1.16.  Excluding the previously reported gain from the June 2009 sale of the Company’s equity interest in MIBRAG mbH (“MIBRAG”), a German mining and power business, URS’ net income for the second quarter of 2009 was $59.6 million and EPS was $0.73.  A reconciliation of net income and EPS with and without the net gain from the MIBRAG sale is attached to this release and provided in URS’ Reconciliation Schedule available on the investor relations section of the Company’s web site at http://investors.urscorp.com.

Commenting on the Company’s financial results, Martin M. Koffel, Chairman and Chief Executive Officer, stated: “Overall, we are very pleased with our performance for the quarter and remain on track to achieve our financial objectives for the year.  URS benefitted from strong revenue growth in the infrastructure and federal sectors during the quarter, reflecting the

Company’s leading positions in both markets.  We continue to see significant opportunities for work on mass transit, high speed rail, dam and levee, and roadway and bridge projects, as well as strong demand for the services we provide to federal agencies.  Conditions in the power and industrial and commercial markets remain challenging.  Nonetheless, we see increasingly positive trends in the power market, including increased bidding opportunities on new assignments and the re-start of projects that had been delayed because of economic conditions.”

Revenues for the first six months of 2010 were $4.46 billion, compared with revenues of $4.82 billion for the first six months of 2009.  URS' net income was $157.5 million, compared with the $170.6 million reported in the year-ago period, and diluted EPS was $1.93, compared with $2.08 reported for the first six months of 2009.  Excluding the gain from the sale of the Company’s equity interest in MIBRAG in June 2009, URS’ net income for the first six months of 2009 was $140.0 million and EPS was $1.71.  Financial results for the first six months of 2010 included a net tax benefit of $42.1 million, which was recorded in the first quarter, as a result of the Company’s decision to reinvest all of the earnings of its international operations indefinitely.

The Company’s backlog was $16.5 billion at the end of the second quarter of 2010, compared to $17.3 billion as of January 1, 2010, the last day of the Company’s 2009 fiscal year.  The Company ended the quarter with a book of business of $28.0 billion, compared with $29.4 billion at the end of fiscal 2009.

Business Segment Results

In addition to providing consolidated financial results, URS reports separate financial information for its three segments:  Infrastructure & Environment, Federal Services, and Energy & Construction.  The Infrastructure & Environment segment includes program management, planning, design and engineering, construction management, and operations and maintenance services in the federal, infrastructure, and industrial and commercial markets.  The Federal Services segment primarily includes program management, planning, systems engineering and technical assistance, construction and construction management, operations and maintenance, and decommissioning and closure services to the U.S. Departments of Defense, State, Homeland Security and Treasury, NASA and other federal agencies.  The Energy & Construction segment includes program management, planning, design, engineering, construction and construction management, operations and maintenance, and decommissioning and closure services to clients in the power, infrastructure, industrial and commercial, and federal markets.

Infrastructure & Environment.  For the second quarter of 2010, the Infrastructure & Environment segment reported revenues of $751.1 million and operating income of $54.6 million, compared to revenues of $812.1 million and operating income of $70.2 million for the corresponding period in 2009.

Federal Services.  For the second quarter of 2010, the Federal Services segment reported revenues of $652.0 million and operating income of $37.6 million, compared to revenues of $652.7 million and operating income of $38.1 million for the corresponding period in 2009.

Energy & Construction.  For the second quarter of 2010, the Energy & Construction segment reported revenues of $859.7 million and operating income of $55.7 million, compared to revenues of $850.7 million and operating income of $38.3 million for the corresponding period in 2009.

Outlook for the Remainder of Fiscal 2010

URS reaffirmed its expectation that fiscal 2010 revenues will be between $9.4 billion and $9.7 billion.  The Company continues to expect that its tax rate for the 2010 fiscal year will be approximately 31% and that EPS for fiscal 2010 will be between $3.65 and $3.75 per share on a diluted basis.  For the 2010 fiscal year, the Company expects that the pending acquisition of Scott Wilson Group plc will be neutral to EPS, with acquisition expenses expected to offset incremental earnings. The Company now expects that fully diluted weighted-average shares outstanding for 2010 will be approximately 81.7 million.

Webcast Information

URS will host a dial-in conference call on Wednesday, August 11, 2010 at 11:00 a.m. (EDT) to discuss its second quarter fiscal 2010 results.  A live webcast of this call will be available on the investor relations portion of URS’ website at http://investors.urscorp.com.

URS Corporation (NYSE: URS) is a leading provider of engineering, construction and technical services for public agencies and private sector companies around the world.  The Company offers a full range of program management; planning, design and engineering; systems engineering and technical assistance; construction and construction management; operations and maintenance; and decommissioning and closure services.  URS provides services for power, infrastructure, industrial and commercial, and federal projects and programs.  Headquartered in San Francisco, URS Corporation has approximately 41,000 employees in a network of offices in more than 30 countries (www.urscorp.com).

TABLES TO FOLLOW
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Statements contained in this earnings release that are not historical facts may constitute forward-looking statements, including statements relating to future revenues, future business projects, future net income and earnings per share, future backlog and book of business, future tax rates, future outstanding shares, our anticipated acquisition of Scott Wilson Group plc. and other future business, economic and industry trends and conditions.  We believe that our expectations are reasonable and are based on reasonable assumptions; however, we caution you against relying on any of our forward-looking statements as such forward-looking statements by their nature involve risks and uncertainties.  A variety of factors, including but not limited to the following, could cause our business and financial results, as well as the timing of events, to differ materially from those expressed or implied in our forward-looking statements: economic weakness and declines in client spending; changes in our book of business; our compliance with government contract procurement regulations; employee, agent or partner misconduct; our ability to procure government contracts; liabilities for pending and future litigation; environmental liabilities; availability of bonding and insurance; our reliance on government appropriations; unilateral termination provisions in government contracts; our ability to make accurate estimates and assumptions; our accounting policies; workforce utilization; our and our partners’ ability to bid on, win, perform and renew contracts and projects; liquidated damages; our dependence on partners, subcontractors and suppliers; customer payment defaults; our ability to recover on claims; impact of target and fixed-priced contracts on earnings; the inherent dangers at our project sites; impairment of our goodwill; integration of acquisitions; the impact of changes in laws and regulations; nuclear indemnifications and insurance; a decline in defense spending; industry competition; our ability to attract and retain key individuals; retirement plan obligations; our leveraged position and the ability to service our debt; restrictive covenants in our credit agreement; risks associated with international operations; business activities in high security risk countries; third-party software risks; natural and man-made disaster risks; our relationships with labor unions; our ability to protect our intellectual property rights; anti-takeover risks and other factors discussed more fully in our Form 10-Q for the period ended July 2, 2010 as well as in other reports subsequently filed from time to time with the United States Securities and Exchange Commission.  The forward-looking statements represent our current intentions as of the date on which it was made and we assume no obligation to revise or update any forward-looking statements.

2BURS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
4B(In thousands, except per share data)

	July 2, 2010	January 1, 2010
ASSETS
Current assets:
Cash and cash equivalents	$789,139	$720,621
Short-term investments	482	30,682
Accounts receivable, including retentions of $48,775 and $41,771, respectively	971,525	924,271
Costs and accrued earnings in excess of billings on contracts	1,071,499	1,024,215
Less receivable allowances	(37,980)	(47,651)
Net accounts receivable	2,005,044	1,900,835
Deferred tax assets	58,433	98,198
Other current assets	147,095	130,484
Total current assets	3,000,193	2,880,820
Investments in and advances to unconsolidated joint ventures	101,516	93,874
Property and equipment at cost, net	238,770	258,950
Intangible assets, net	404,623	425,860
Goodwill	3,170,886	3,170,031
Other assets	122,036	74,881
Total assets	$7,038,024	$6,904,416
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$16,240	$115,261
Accounts payable and subcontractors payable, including retentions of $46,978 and $51,475, respectively	625,286	586,783
Accrued salaries and employee benefits	411,170	435,456
Billings in excess of costs and accrued earnings on contracts	210,219	235,268
Other current liabilities	127,287	156,746
Total current liabilities	1,390,202	1,529,514
Long-term debt	786,408	689,725
Deferred tax liabilities	314,429	324,711
Self-insurance reserves	104,415	101,338
Pension and post-retirement benefit obligations	164,269	172,248
Other long-term liabilities	148,973	136,415
Total liabilities	2,908,696	2,953,951
Commitments and contingencies
URS stockholders’ equity:
Preferred stock, authorized 3,000 shares; no shares outstanding	—	—
Common stock, par value $.01; authorized 200,000 shares; 86,838 and 86,071 shares issued, respectively; and 83,786 and 84,019 shares outstanding, respectively	868	860
Treasury stock, 3,052 and 2,052 shares at cost, respectively	(132,222)	(83,810)
Additional paid-in capital	2,899,309	2,884,941
Accumulated other comprehensive loss	(52,115)	(49,239)
Retained earnings	1,310,609	1,153,062
Total URS stockholders’ equity	4,026,449	3,905,814
Noncontrolling interests	102,879	44,651
Total stockholders’ equity	4,129,328	3,950,465
Total liabilities and stockholders’ equity	$7,038,024	$6,904,416

URS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	July 2, 2010	July 3, 2009	July 2, 2010	July 3, 2009
Revenues	$2,249,387	$2,297,608	$4,456,863	$4,818,246
Cost of revenues	(2,121,737)	(2,169,268)	(4,208,484)	(4,548,691)
General and administrative expenses	(13,272)	(20,607)	(33,436)	(38,692)
Acquisition-related expenses	(4,113)	—	(4,113)	—
Equity in income of unconsolidated joint ventures	24,261	18,332	48,918	58,345
Operating income	134,526	126,065	259,748	289,208
Interest expense	(5,054)	(11,926)	(14,426)	(26,649)
Other income, net	—	55,498	—	47,914
Income before income taxes	129,472	169,637	245,322	310,473
Income tax expense	(50,247)	(69,490)	(52,429)	(127,125)
Net income including noncontrolling interests	79,225	100,147	192,893	183,348
Noncontrolling interests in income of consolidated subsidiaries, net of tax	(17,298)	(5,011)	(35,346)	(12,740)
Net income attributable to URS	$61,927	$95,136	$157,547	$170,608

Earnings per share:
Basic	$0.76	$1.17	$1.94	$2.10
Diluted	$0.76	$1.16	$1.93	$2.08
Weighted-average shares outstanding:
Basic	81,211	81,347	81,298	81,420
Diluted	81,536	82,025	81,724	82,021

URS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(In thousands)

	Three Months Ended		Six Months Ended
	July 2, 2010	July 3, 2009	July 2, 2010	July 3, 2009
Cash flows from operating activities:
Net income including noncontrolling interests	$79,225	$100,147	$192,893	$183,348
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	19,822	22,975	39,663	45,645
Amortization of intangible assets	11,116	13,207	22,263	26,413
Amortization of debt issuance costs	1,894	2,031	4,982	3,994
Loss on settlement of foreign currency forward contract	—	21,450	—	27,675
Net gain on sale of investment in unconsolidated joint venture	—	(75,589)	—	(75,589)
Normal profit	(20)	(1,123)	—	(2,589)
Provision for doubtful accounts	1,204	1,409	1,868	2,959
Deferred income taxes	21,471	58,238	28,257	89,938
Stock-based compensation	10,326	10,206	20,756	18,789
Excess tax benefits from stock-based compensation	(443)	(1,256)	(3,351)	(1,767)
Equity in income of unconsolidated joint ventures, less dividends received	(6,542)	5,813	(13,871)	(11,303)
Changes in operating assets, liabilities and other, net of effects of newly consolidated joint ventures:
Accounts receivable and costs and accrued earnings in excess of billings on contracts	156,293	90,444	9,192	137,268
Other current assets	(26,498)	(23,913)	(19,247)	8,975
Advances to unconsolidated joint ventures	3,093	(5,515)	(1,498)	8,348
Accounts payable, accrued salaries and employee benefits, and other current liabilities	(77,987)	(121,771)	(130,955)	(134,692)
Billings in excess of costs and accrued earnings on contracts	(891)	(2,261)	(31,333)	(12,306)
Other long-term liabilities	(361)	(668)	7,871	665
Other assets	(5,606)	6,062	(7,365)	5,433
Total adjustments and changes	106,871	(261)	(72,768)	137,856
Net cash from operating activities	186,096	99,886	120,125	321,204
Cash flows from investing activities:
Cash related to newly consolidated joint ventures	—	—	20,696	—
Proceeds from disposal of property and equipment	2,455	2,270	3,432	3,708
Proceeds from sale of investment in unconsolidated joint venture, net of related selling costs	—	282,584	—	282,584
Payment in settlement of foreign currency forward contract	—	(273,773)	—	(273,773)
Receipt in settlement of foreign currency forward contract	—	246,098	—	246,098
Investments in unconsolidated joint ventures	(2,000)	(3,750)	(4,518)	(10,294)
Changes in restricted cash	(48)	(442)	(200)	(954)
Capital expenditures, less equipment purchased through capital leases and equipment notes	(11,355)	(12,001)	(18,780)	(21,253)
Purchases of short-term investments	—	(165,530)	—	(165,530)
Maturity of short-term investment	151	—	30,200	—
Net cash from investing activities	(10,797)	75,456	30,830	60,586

URS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS – UNAUDITED (continued)
(In thousands)

	Three Months Ended		Six Months Ended
	July 2, 2010	July 3, 2009	July 2, 2010	July 3, 2009
Cash flows from financing activities:
Payments on long-term debt	(2,418)	(109,663)	(5,061)	(112,406)
Net payments under lines of credit and short-term notes	(243)	(151)	(592)	(220)
Net change in overdrafts	1,148	(2,199)	(3,471)	974
Payments on capital lease obligations	(1,623)	(1,561)	(3,365)	(3,196)
Excess tax benefits from stock-based compensation	443	1,256	3,351	1,767
Proceeds from employee stock purchases and exercises of stock options	5,230	8,420	6,338	9,242
Net distributions to noncontrolling interests	(27,148)	(10,898)	(31,225)	(30,007)
Repurchases of common stock	—	—	(48,412)	(23,972)
Net cash from financing activities	(24,611)	(114,796)	(82,437)	(157,818)
Net increase in cash and cash equivalents	150,688	60,546	68,518	223,972
Cash and cash equivalents at beginning of period	638,451	387,424	720,621	223,998
Cash and cash equivalents at end of period	$789,139	$447,970	$789,139	$447,970

Supplemental information:
Interest paid	$5,833	$10,523	$12,184	$23,770
Taxes paid	$3,816	$35,282	$6,633	$45,174
Taxes refunded	$—	$—	$—	$30,000

Supplemental schedule of noncash investing and financing activities:
Equipment acquired with capital lease obligations and equipment note obligations	$1,563	$1,747	$3,350	$3,688
Purchase of equity securities unsettled as of July 2, 2010	$42,509	$—	$42,509	$—

URS CORPORATION AND SUBSIDIARIES
RECONCILIATION SCHEDULE OF THE IMPACT OF THE SALE OF EQUITY INVESTMENT IN MIBRAG

Net income and diluted EPS excluding the impact of the sale of equity investment in MIBRAG are not computed in accordance with generally accepted accounting principles (“GAAP”).  We presented these amounts to demonstrate the impact of the sale.  These non-GAAP measures may be useful to investors seeking to compare the actual or expected performance of our ongoing business with the actual performance of our business in prior periods.  Net income and diluted EPS excluding the impact of the sale of equity investment in MIBRAG should not be used as a substitute for net income and diluted EPS prepared in conformity with GAAP, or as a GAAP measure of profitability or cash flow.

Below is the reconciliation of net income and diluted EPS, before the impact of the sale of equity investment in MIBRAG, to GAAP net income and diluted EPS for the three and six months ended July 3, 2009.  The impact of the sale of equity investment in MIBRAG includes the loss on settlement of our foreign currency forward contract of $21.5 million and $27.7 million for the three and six months ended July 3, 2009, respectively.  This foreign currency forward contract was used primarily as a hedge against our net investment in MIBRAG.

	Three Months Ended July 3, 2009
(In millions, except per share data)	Net Income	Diluted EPS
Before the impact of the sale of equity investment in MIBRAG	$59.6	$.73
Sale of equity investment in MIBRAG, net of tax	35.5	.43
Net income	$95.1	$1.16

	Six Months Ended July 3, 2009
(In millions, except per share data)	Net Income	Diluted EPS
Before the impact of the sale of equity investment in MIBRAG	$140.0	$1.71
Sale of equity investment in MIBRAG, net of tax	30.6	.37
Net income	$170.6	$2.08

URS CORPORATION AND SUBSIDIARIES
BOOK OF BUSINESS

	As of
(In billions)	July 2, 2010	January 1, 2010
Backlog by market sector:
Power	$1.2	$1.3
Infrastructure	2.7	2.6
Industrial and commercial	1.5	1.3
Federal	11.1	12.1
Total backlog	$16.5	$17.3

(In billions)	Infrastructure & Environment	Federal Services	Energy & Construction	Total
As of July 2, 2010
Backlog	$2.9	$6.9	$6.7	$16.5
Option years	0.5	2.3	2.1	4.9
Indefinite delivery contracts	4.5	1.3	0.8	6.6
Total book of business	$7.9	$10.5	$9.6	$28.0

As of January 1, 2010
Backlog	$2.7	$7.2	$7.4	$17.3
Option years	0.4	2.1	2.5	5.0
Indefinite delivery contracts	4.3	1.6	1.2	7.1
Total book of business	$7.4	$10.9	$11.1	$29.4

URS CORPORATION AND SUBSIDIARIES
REVENUES AND OPERATING INCOME BY SEGMENT

	Three Months Ended		Six Months Ended
(In millions)	July 2, 2010	July 3, 2009	July 2, 2010	July 3, 2009
Revenues
Infrastructure & Environment	$751.1	$812.1	$1,526.2	$1,643.7
Federal Services	652.0	652.7	1,289.6	1,287.1
Energy & Construction	859.7	850.7	1,667.7	1,924.0
Inter-segment, eliminations and other	(13.4)	(17.9)	(26.6)	(36.6)
Total revenues	$2,249.4	$2,297.6	$4,456.9	$4,818.2

Operating income
Infrastructure & Environment	$54.6	$70.2	$105.9	$133.6
Federal Services	37.6	38.1	73.4	73.9
Energy & Construction	55.7	38.3	113.9	120.3
General and administrative expenses	(13.3)	(20.6)	(33.4)	(38.7)
Total operating income	$134.6	$126.0	$259.8	$289.1

URS CORPORATION AND SUBSIDIARIES
REVENUE BREAKDOWN BY SEGMENT

Three months ended July 2, 2010 (In millions)	Power	Infrastructure	Federal	Industrial and Commercial	Total
Infrastructure & Environment	$36.6	$333.7	$160.0	$212.4	$742.7
Federal Services	—	—	651.8	—	651.8
Energy & Construction	241.9	147.2	296.1	169.7	854.9
Total	$278.5	$480.9	$1,107.9	$382.1	$2,249.4

Six months ended July 2, 2010 (In millions)	Power	Infrastructure	Federal	Industrial and Commercial	Total
Infrastructure & Environment	$68.3	$690.9	$335.0	$415.3	$1,509.5
Federal Services	—	—	1,288.5	—	1,288.5
Energy & Construction	500.3	261.2	556.9	340.5	1,658.9
Total	$568.6	$952.1	$2,180.4	$755.8	$4,456.9